As filed with the Securities and Exchange Commission on May 12, 1994
                                         Registration No. 33-_______


                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                                FORM S-8
                         REGISTRATION STATEMENT
                                  UNDER
                       THE SECURITIES ACT OF 1933
                            ________________

                        CCB FINANCIAL CORPORATION
         (Exact name of registrant as specified in its charter)

   North Carolina                               56-1347849
(State or other Jurisdiction of              (I.R.S. Employer
incorporation or organization)              Identification No.)

                        _________________________

                           111 Corcoran Street
                      Durham, North Carolina 27701
      (Address of principal executive offices, including Zip Code)

                        _________________________

                   1993 NONSTATUTORY STOCK OPTION PLAN
                FOR CCB SAVINGS BANK OF LENOIR, INC., SSB
                        (Full title of the plan)

                        _________________________

                           ERNEST C. ROESSLER
                        CCB Financial Corporation
                           Post Office Box 931
                      Durham, North Carolina  27702
                             (919) 683-7777
                 (Name and address of agent for service)

                                Copy to:
                        Anthony Gaeta, Jr., Esq.
                          Ward and Smith, P.A.
                     Two Hannover Square, Suite 2400
                          Post Office Box 2091
                   Raleigh, North Carolina  27602-2091
                             (919) 836-1800

                        _________________________

                   CALCULATION OF REGISTRATION FEE (1)

Title of          Amount      Proposed        Proposed        Amount of
Securities to     to be       Maximum         Maximum         Registration
be Registered    Registered   Offering Price  Aggregate       Fee (1)
                              Per Share       Offering Price
Common Stock,
  $5 par value     27,443      $36.98         $1,014,842      $350.12

(1) The shares of Common Stock are being offered to eligible directors of Registrant and its direct and indirect subsidiaries pursuant to options granted to them in accordance with the terms of Registrant's 1993 Nonstatutory Stock Option Plan for CCB Savings Bank of Lenoir, Inc., SSB (the "Plan"). Pursuant to Rule 457(h), the Aggregate Offering Price and the Registration Fee have been calculated on the basis of the maximum number of shares to be issued under the Plan and an Offering Price equal to the price at which the shares may be purchased pursuant to the Plan upon the exercise of the options.

  PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference

    Registrant filed a Registration Statement on Form S-8
(Registration No. 33-61268) with respect to the Plan with the Securities and Exchange Commission (the "Commission") on April 19, 1993 and incorporates that Registration Statement herein by reference.

Item 8.  Exhibits

    The following exhibits are filed herewith or incorporated herein by reference as part of this Registration Statement:

    5 Opinion of Ward and Smith, P.A. as to the legality of the securities being registered (filed herewith).

    23.1   Consent of KPMG Peat Marwick (filed herewith).

    23.2 Consent of Ward and Smith, P.A. (contained in its opinion filed herewith as Exhibit 5).

    24     Power of Attorney (filed herewith).

    99     Copy of 1993 Nonstatutory Stock Option Plan for CCB
           Savings Bank of Lenoir, Inc., SSB, as amended
           (filed herewith).
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                           SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, State of North Carolina, on May 11, 1994.

                                CCB Financial Corporation
                                (Registrant)

                                By:/s/ Ernest C. Roessler
                                   Ernest C. Roessler

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


           Signature            Title               Date
/s/ Ernest C. Roessler       President and   May 11, 1994
Ernest C. Roessler           Director
                             (Principal
                             Executive
                             Officer)

/s/ W. Harold Parker, Jr.    Senior Vice      May 11, 1994
W. Harold Parker, Jr.        President and
                             Controller
                             (Principal
                             Financial and
                             Accounting
                             Officer)

 */s/ W. L. Burns, Jr.       Chairman of the  May 11, 1994
W. L. Burns, Jr.             Board

J. Harper Beall, III         Director        ___________, 1994

*/s/ James B. Brame, Jr.     Director         May 11, 1994
James B. Brame, Jr.

*/s/ Timothy B. Burnett      Director         May 11, 1994
Timothy B. Burnett

*/s/ Arthur W. Clark         Director         May 11, 1994
Arthur W. Clark

*/s/ Kinsley van R. Dey, Jr. Director         May 11, 1994
Kinsley van R. Dey, Jr.
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*/s/ Frances Hill Fox        Director         May 11, 1994
Frances Hill Fox

T. E. Haigler, Jr.           Director        ___________, 1994

*/s/ George R. Herbert       Director         May 11, 1994
George R. Herbert

Edward S. Holmes             Director        ___________, 1994

Owen G. Kenan                Director        ___________, 1994

Eugene J. McDonald           Director        ___________, 1994

Hamilton W. McKay, Jr., M.D. Director        ___________, 1994

*/s/ Eric B. Munson          Director        May 11, 1994
Eric B. Munson

John B. Stedman              Director       ___________, 1994

H. Allen Tate, Jr.           Director       ___________, 1994

*/s/ Dr. Phail Wynn, Jr.     Director        May 11, 1994
Dr. Phail Wynn, Jr.


By:  /s/ W. Harold Parker, Jr.
 W. Harold Parker, Jr., Attorney-in-Fact

                             EXHIBIT INDEX

Exhibit
Number                Description                    Page



  5        Opinion of Ward and Smith, P.A. as to
           the legality of the securities being
           registered

23.1       Consent of KPMG Peat Marwick

23.2       Consent of Ward and Smith, P.A.      Included in Exhibit 5

24         Power of Attorney

99         Copy of 1993 Nonstatutory Stock Option
           Plan for CCB Savings Bank of Lenoir,
           Inc., SSB, as amended